UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
April 28, 2015

ABAXIS, Inc.
(Exact name of registrant as specified in its charter)

California	000-19720	77-0213001
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3240 Whipple Road, Union City, CA 94587
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(510) 675-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Alberto Santa Ines and Promotion of Ross Taylor

On April 28, 2015, Abaxis, Inc. (the “Company”) and Alberto R. Santa Ines entered into a transition agreement providing for Mr. Santa Ines’ retirement, effective as of July 31, 2015.  Pursuant to this agreement, Mr. Santa Ines will remain with the Company after his retirement as a part-time, non-executive employee on an hourly basis until May 15, 2016 and, subject to Mr. Santa Ines’ service through such date and the effectiveness of a release of claims, the time-based vesting of the performance restricted stock units granted to Mr. Santa Ines in April 2014 (which have already vested in full as to the Company’s performance) will be accelerated in full.  A copy of this agreement is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Appointment of Ross Taylor as Chief Financial Officer

On April 28, 2015, the Board of Directors (the “Board”) of the Company appointed Ross Taylor as the Company’s Chief Financial Officer and Secretary, effective as of August 1, 2015, to succeed Mr. Santa Ines upon his retirement.  Mr. Taylor has served as the Company’s Vice President of Business Development and Investor Relations since October 2014.  Prior to joining Abaxis, Mr. Taylor served as Senior Vice President, Equity Research Analyst at CL King & Associates, an investment bank, from 2005 to 2014, covering healthcare equipment and supplies companies with a focus on the animal health and dental sectors.  Mr. Taylor holds an A.B. degree in Economics from Duke University and an M.B.A. from Columbia Business School.

In connection with his appointment as Chief Financial Officer, the Company and Mr. Taylor entered into an offer letter agreement that replaces the prior offer letter between Mr. Taylor and the Company, effective as of August 1, 2015.  The key provisions of the offer letter agreement are as follows: (i) Mr. Taylor’s annual base salary will be $250,000 per year; (ii) Mr. Taylor will be eligible to participate in the Company’s annual executive management bonus plan, with a fiscal year 2016 target bonus of $425,000; and (iii) Mr. Taylor’s existing equity interests will continue to be governed by the terms and conditions currently in effect.

The offer letter agreement also provides that Mr. Taylor will be a participant in the Company’s Executive Change of Control Severance Plan, except (i) he will not be entitled to the change of control-related tax payment provisions in such plan, and instead will be entitled to the “better after tax” provision in his offer letter agreement, and (ii) he will not be entitled to any single trigger acceleration of vesting benefits provided by the plan, and instead will be entitled to double trigger acceleration benefits as provided in his offer letter.  Specifically, if Mr. Taylor’s employment is terminated by the Company (or any successor of the Company) for any reason other than cause, death or disability within 18 months following a change of control and such termination constitutes a separation in service, and subject to the effectiveness of a release of claims, Mr. Taylor’s equity awards would vest in full.  A copy of the offer letter agreement is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Promotion of Donald Wood to President and Chief Operating Officer

On April 28, 2015, the Board appointed Donald Wood as the Company’s President and Chief Operating Officer.  Mr. Wood has served as the Company’s Chief Operating Officer since April 2014.  Mr. Wood joined the Company in October 2007 as Vice President of Operations and served as Chief Operations Officer from April 2009 to April 2014.  Mr. Wood’s cash compensation arrangements for the fiscal year ending March 31, 2016 are set forth below.  Mr. Wood is entitled to participate in the Company’s Executive Change of Control Severance Plan.

1.

Fiscal 2016 Cash Compensation for Executive Officers

The Compensation Committee (the “Committee”) of the Board has approved the following fiscal 2016 base salaries and fiscal 2016 target bonus amounts (each, a “Target Bonus”) for its named executive officers as set forth below:

Named Executive Officer	Fiscal 2016 Base Salary (effective June 29, 2015)	Fiscal 2016 Target Bonus
Clinton H. Severson	$550,000	$800,000
Donald P. Wood	$350,000	$525,000
Alberto R. Santa Ines	$290,000	$425,000
Kenneth P. Aron, Ph.D.	$290,000	$425,000

Bonus payouts for the persons named above will be based on the Company’s achievement of consolidated quarterly revenues from continuing operations (“net sales”), income from continuing operations before income tax provision (“pre-tax earnings”) and reagent disc failure limits.  A bonus will be earned only if the Company achieves 90% or more of its pre-established quarterly goal for either net sales or pre-tax earnings.  Payment of each quarterly bonus is equally weighted at 50% for achievement of the Company’s quarterly net sales performance goal and 50% for achievement of the Company’s quarterly pre-tax earnings performance goal, in both cases subject to the Company not exceeding the applicable reagent disc failures limit.

If the Company were to achieve 90% or more, but less than 100%, of only one performance goal, the payout would be limited to 25% of the Target Bonus.  The Target Bonus will be earned by named executive officers if at least 100% of both net sales and pre-tax earnings performance goals are achieved.  The maximum bonus payout is capped at 200% of the Target Bonus, provided the Company achieves greater than 133% of at least one of its two performance goals.  If earned, a bonus will be paid quarterly at a rate of 15% for first quarter, 25% the second and third quarters, and 35% for the fourth quarter.  In all cases, bonuses are subject to the Company not exceeding the applicable reagent disc failures limit.

Fiscal Year 2015 Bonuses

On April 28, 2015, the Compensation Committee approved bonuses in respect of the Company’s performance for the fiscal year ended March 31, 2015 under the Company’s previously-disclosed executive management bonus plan.  In addition, as a result of the Company’s improvement in performance in such fiscal year as compared to the prior fiscal year, including (a) a 25% increase in revenue from continuing operations, (b) the successful sale of the Company’s Abaxis Veterinary Reference Laboratories assets and (c) obtaining regulatory approvals of rapid tests, the Compensation Committee approved additional discretionary bonuses to the named executive officers.  These bonuses were as follows:

Named Executive Officer	Fiscal 2015 Management Incentive Plan Bonus	Discretionary Bonus
Clinton H. Severson	$889,000	$302,260
Donald P. Wood	$666,750	$226,695
Alberto R. Santa Ines	$539,750	$183,515
Kenneth P. Aron, Ph.D.	$539,750	$183,515

2.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Transition Agreement between Abaxis, Inc. and Alberto Santa Ines, dated May 1, 2015.

99.2	Offer Letter Agreement between Abaxis, Inc. and Ross Taylor, dated April 29, 2015.

3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 4, 2015

ABAXIS, INC.

By:	/s/ Alberto R. Santa Ines
Alberto R. Santa Ines
Vice President, Finance and
Chief Financial Officer

4.